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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 333-209410) pertaining to the 2011 Option Plan, 2016 Share Option and Incentive Plan, and Non-Plan Share Options of BeiGene, Ltd., and (2) the Registration Statement (Form S-8 No. 333-214064) pertaining to the 2011 Option Plan of BeiGene, Ltd. of our report dated March 22, 2017, with respect to the consolidated financial statements of BeiGene, Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young Hua Ming LLP
Beijing, People's Republic of China
March 22, 2017

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm